Exhibit 99.1

NB Bancorp, Inc. Reports Third Quarter 2025 Financial Results, Declares Quarterly Cash Dividend

Investor Contact

JP Lapointe, EVP and CFO

IR@NeedhamBank.com

781-474-5408

Needham, MA, October 22, 2025 – NB Bancorp, Inc. (the “Company”) (Nasdaq Capital Market: NBBK), the holding company of Needham Bank (the “Bank”), today announced its third quarter 2025 financial results. The Company reported net income of $15.4 million, or $0.43 per diluted common share, compared to net income of $14.6 million, or $0.39 per diluted common share, for the prior quarter. Operating net income(1), excluding one-time charges, amounted to $16.0 million, or $0.45 per diluted common share, compared to operating net income(1) of $15.0 million, or $0.40 per diluted common share for the prior quarter. The primary difference between net income and operating net income(1) for the third quarter of 2025 was merger and acquisition costs of $994 thousand (pre-tax) related to the Company’s pending acquisition of Provident Bancorp, Inc. (“Provident”) and its subsidiary, BankProv, which was announced on June 5, 2025.

“During the third quarter, we continued to deliver strong, record earnings as we executed our growth strategy. We look forward to the anticipated closing and conversion of our acquisition of Provident in the fourth quarter of 2025. We were able to expand new relationships with consumers and businesses across our markets resulting in an increase in both loans and deposits during the third quarter at annualized rates of 15.4% and 27.9%, respectively. We were able to reduce our loan to deposit ratio from 106% to 103% quarter over quarter. However, net interest margin declined by 4 basis points to 3.78% for the third quarter from 3.82% in the second quarter, as a result of a decrease in default interest income earned on loan workouts from the prior quarter, along with loans re-pricing and interest expense associated with two cash flow hedges executed during the third quarter to help protect the Company in a down rate environment. We look forward to the final quarter of 2025 and, now that we have received all required regulatory approvals, welcoming Provident customers and team members to the Company. We expect the final quarter to provide the team with an exciting environment and additional growth opportunities on both sides of the balance sheet,” commented Joseph Campanelli, Chairman, President and Chief Executive Officer. “We look forward to differentiating ourselves on customer service, along with new product features and functionality as we continue to grow market share and take advantage of opportunities to enhance shareholder value, including our growth in the Provident market upon the closing of the acquisition on November 14th,” Campanelli continued.

Declaration of Dividend

The Board of Directors declared a quarterly cash dividend of $0.07 per share, payable on November 19, 2025, to shareholders of record as of November 5, 2025.

SELECTED FINANCIAL HIGHLIGHTS FOR THE THIRD QUARTER OF 2025

●	Net income of $15.4 million, or $0.43 per diluted common share, compared to net income of $14.6 million, or $0.39 per diluted common share, for the prior quarter. Operating net income(1), excluding one-time charges, amounted to $16.0 million, or $0.45 per diluted common share, compared to operating net income(1) of $15.0 million, or $0.40 per diluted common share, for the prior quarter.

One-time pre-tax amounts during the current quarter include:

o	Merger and acquisition costs of $994 thousand related to the Company’s pending acquisition of Provident; and
o	State voluntary disclosure agreement tax expenses of $561 thousand for new state income tax expenses; partially offset by
o	Defined benefit pension termination refund of $739 thousand.

One-time pre-tax charges during the prior quarter include:

o	Merger and acquisition costs of $530 thousand related to the Company’s pending acquisition of Provident;
o	BOLI surrender tax and modified endowment contract penalty of $64 thousand.

●	Net interest margin declined by 4 basis points to 3.78% during the current quarter from 3.82% in the prior quarter.
●	Gross loans increased $175.0 million, or 3.9%, to $4.72 billion, from $4.54 billion the prior quarter.
●	Total deposits increased $297.6 million, or 7.0%, from the prior quarter. Core deposits, which the Company considers to be all non-brokered deposits, increased $163.1 million, or 4.1%, during the current quarter. Brokered deposits increased $134.5 million, or 52.9%, from the prior quarter.
●	Book value per share and tangible book value per share(1) were $18.51 and $18.48, respectively, which increased from $18.09 and $18.06, respectively in the prior quarter. The increase in tangible book value per share(1) was a result of $15.4 million in net income for the quarter, along with a $3.1 million impact from a positive change in accumulated other comprehensive income, partially offset by the repurchase of 921,934 shares during the current quarter at an all-in weighted average cost of $19.02 per share and $2.8 million in dividends paid during the quarter.

BALANCE SHEET

Total assets amounted to $5.44 billion as of September 30, 2025, representing an increase of $215.8 million, or 4.1%, from June 30, 2025.

●	Cash and cash equivalents increased $36.7 million, or 14.2%, to $295.4 million from $258.7 million in the prior quarter, as a result of the increase in deposits of $297.6 million, partially offset by the increase in loans of $175.0 million and a decrease in FHLB borrowings of $86.1 million.
●	Net loans increased $174.5 million, or 3.9%, to $4.67 billion, from the prior quarter as demand for new loan originations and advances continued. The current quarter growth was primarily seen in multi-family residential loans, which increased $113.7 million, or 35.9%, commercial real estate loans, which increased $76.3 million, or 5.6%, commercial and industrial loans, which increased $26.5 million, or 4.2%, residential real estate loans, which increased $18.7 million, or 1.5%, and consumer loans, which increased $9.6 million, or 3.8%; partially offset by a decrease in construction and land development loans of $69.3 million, or 9.6%.
●	Deposits increased $297.6 million, or 7.0%, to $4.57 billion from $4.27 billion in the prior quarter. The increase in deposits was the result of increases in brokered deposits of $134.5 million, or 52.9%, money market accounts of $120.5 million, or 11.0% and certificates of deposit of $92.1 million, or 5.5%, partially offset by a decrease in non-interest bearing demand deposits of $38.4 million, or 5.9%.

●	FHLB borrowings decreased $86.1 million, or 67.5%, to $41.5 million from $127.6 million during the current quarter as a result of overall deposit growth.
●	Shareholders’ equity decreased $88 thousand, or 0.0%, to $737.0 million from the prior quarter, primarily as a result of $17.5 million related to the repurchase of 921,934 shares of common stock at an all-in weighted average cost of $19.02 per share and $2.8 million in dividends paid, partially offset by $15.4 million in net income and a $3.1 million positive change in accumulated other comprehensive income. Shareholders’ equity to total assets and tangible shareholders’ equity(1) to tangible assets were both 13.5% at the end of the current quarter, and 14.1% at the end of the prior quarter.

NET INTEREST INCOME

Net interest income was $48.2 million for the current quarter, compared to $47.0 million for the prior quarter, an increase of $1.2 million, or 2.5%. Net interest margin compressed 4 basis points to 3.78% for the quarter from 3.82% in the prior quarter.

●	The increase in interest income during the current quarter was primarily attributable to an increase in the average balance of loans.
●	The increase in interest expense for the current quarter was primarily driven by increases in the average balance of FHLB advances, partially offset by declines in the weighted-average rate on certificates of deposit and individual retirement accounts.

PROVISION FOR CREDIT LOSSES

Provision for credit losses decreased $1.8 million, or 55.8%, to $1.4 million for the current quarter, compared to $3.2 million for the prior quarter.

●	The provision for credit losses on loans was $1.0 million for the current quarter, compared to $4.2 million for the prior quarter, representing a decrease of $3.2 million, or 75.5%, primarily driven by construction and development loans transitioning to permanent financing in multi-family residential loans which carry lower loss rates; partially offset by loan growth.
●	The provision for credit losses on unfunded commitments was a provision of $355 thousand for the current quarter, compared to a release of $1.1 million for the prior quarter, representing an increase of $1.4 million, or 132.8%, primarily driven by an increase in the balance of unfunded commitments during the current quarter.

NONINTEREST INCOME

Noninterest income was $3.6 million for the current quarter, compared to $4.2 million for the prior quarter, representing a decrease of $627 thousand, or 15.0%.

●	Swap contract income was $208 thousand for the current quarter, compared to $524 thousand in the prior quarter, representing a decrease of $316 thousand, or 60.3%, due to decreased swap contract demand.
●	The increase in the cash surrender value of BOLI was $631 thousand for the current quarter, compared to $787 thousand for the prior quarter, representing a smaller increase in the cash surrender value of BOLI of $156 thousand, or 19.8%, driven by the receipt of proceeds from surrendered BOLI policies during the prior quarter.
●	Other income was $21 thousand, compared to $172 thousand in the prior quarter, resulting in a decrease of $151 thousand, or 87.8%, from the annual MasterCard branding bonus earned during the prior quarter.

NONINTEREST EXPENSE

Noninterest expense for the current quarter was $30.4 million, representing an increase of $1.1 million, or 3.6%, from the prior quarter.

●	Merger and acquisition expenses were $994 thousand for the current quarter, compared to $530 thousand for the prior quarter, representing a $464 thousand, or 87.5%, increase due to continued expenses related to the Provident acquisition.

●	Data processing expenses increased $418 thousand, or 16.8%, to $2.9 million in the current quarter, compared to $2.5 million in the prior quarter, primarily as a result of a $218 thousand increase in electronic banking expense and an increase of $180 thousand in management information systems expense as the Company continues to invest in technology, including cash management software.

INCOME TAXES

Income tax expense for the current quarter was $4.6 million, representing a $460 thousand, or 11.1%, increase from the prior quarter. The increase was primarily driven by $562 thousand in state voluntary disclosure agreements tax expense incurred during the current quarter. The effective tax rate and the operating effective tax rate(1) was 23.0% and 20.2%, respectively, for the current quarter, compared to 22.1% and 21.8%, respectively, for the prior quarter. The primary drivers of the increase in the effective tax rate were the state voluntary disclosure agreements tax expense incurred during the current quarter, along with non-deductible merger and acquisition expenses.

COMMERCIAL REAL ESTATE PORTFOLIO

Commercial real estate loans increased $190.0 million, or 11.2%, to $1.88 billion, during the current quarter.

●	Cannabis facility commercial real estate loans decreased $7.0 million, or 2.6%, during the quarter ended September 30, 2025. The Company’s cannabis facility commercial real estate portfolio is secured entirely by the underlying commercial real estate of the borrower operation. The vast majority of the cannabis facility loan portfolio balances have a loan-to-value ratio of 65% or lower, with appraisal reports taking a blended approach (using both cannabis and non-cannabis use comparable real estate sales, which we believe are generally more conservative).
●	The cannabis facility portfolio has geographic dispersion, with lower dollar exposure loans remaining local and larger dollar exposure loans generally tied to multi-state operators with a more national footprint. All cannabis facility loan relationships were current at the end of the current quarter.
●	The Company’s multi-family real estate loan portfolio increased $113.7 million, or 35.9%, during the current quarter to $430.4 million, as a result of construction and land development loans transitioning to permanent financing and continued originations. The Company’s multi-family real estate loan portfolio consists of properties primarily located in the Greater Boston area, primarily all of which are adjustable-rate loans and all of which were performing at September 30, 2025.
●	Hospitality commercial real estate loans increased $75.4 million, or 43.8%, during the current quarter, resulting from continued originations from increased customer demand.
●	The Company’s $216.9 million office portfolio consists principally of suburban Class A and B office space used as medical and traditional offices. The portfolio does not consist of high-rise towers located in Boston.

ASSET QUALITY

●	The allowance for credit losses (“ACL”) amounted to $43.1 million as of September 30, 2025, or 0.91% of total loans, compared to $42.6 million, or 0.94% of total loans at June 30, 2025. The Company recorded provisions for credit losses of $1.4 million during the current quarter, which included a provision of $1.0 million for loans and a provision of $355 thousand for unfunded commitments, compared to provisions for credit losses of $3.2 million during the prior quarter, which included a provision of $4.2 million for loans and a release of credit losses of $1.1 million for unfunded commitments.
●	The increase in the ACL for the current quarter was the result of loan growth offset by movement of construction and development loans into permanent financing as multi-family residential loans which carry lower reserves.

●	Non-performing loans totaled $11.4 million as of September 30, 2025, a decrease of $1.1 million, or 9.0%, from $12.5 million at the end of the prior quarter. The decrease was primarily due to the decrease in commercial real estate loans on non-accrual of $1.2 million as a result of the Bale Fire loan relationship payoff, in home equity loans on non-accrual of $367 thousand as a result of the Jacqueline M. Nunez loan relationship payoff, and in one-to-four-family residential loans on non-accrual of $259 thousand, partially offset by increases in consumer loans on non-accrual of $552 thousand during the current quarter.
●	During the current quarter, the Company recorded total net charge-offs of $590 thousand, or 0.05% of average total loans on an annualized basis, compared to a $19 thousand net recovery, or 0.00% of average total loans on an annualized basis, in the prior quarter. The increase in net charge-offs during the current quarter was primarily a result of a $923 thousand recovery on a previously charged-off commercial real estate participation loan during the prior quarter.
●	The Company’s loan portfolio consists primarily of commercial real estate and multi-family loans, one-to-four-family residential real estate loans, construction and land development loans, commercial and industrial loans and consumer loans. These loans are primarily made to individuals and businesses located in our primary lending market area, which is the Greater Boston metropolitan area and surrounding communities in Massachusetts, eastern Connecticut, southern New Hampshire and Rhode Island.

(1)	Represents a non-GAAP measure. See Non-GAAP reconciliation of the corresponding GAAP measures on page 12.

ABOUT NB BANCORP, INC.

NB Bancorp, Inc. (Nasdaq Capital Market: NBBK) is the registered bank holding company of Needham Bank. Needham Bank is headquartered in Needham, Massachusetts, which is approximately 17 miles southwest of Boston’s financial district. Known as the “Builder’s Bank,” Needham Bank has been helping individuals, businesses and non-profits build for their futures since 1892. Needham Bank offers an array of tech-forward products and services that businesses and consumers use to manage their financial needs. We have the financial expertise typically found at much larger institutions and the local knowledge and commitment you can only find at a community bank. For more information, please visit https://NeedhamBank.com. Needham Bank is a member of FDIC.

Non-GAAP Financial Measures

In addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures, including operating net income, operating noninterest expense, operating noninterest income, operating effective tax rate, operating earnings per share, basic, operating earnings per share, diluted, operating return on average assets, operating return on average shareholders’ equity, operating efficiency ratio, tangible shareholders’ equity, tangible assets and tangible book value per share. The Company’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a Company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the “SEC”), in our annual reports to our stockholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity; turbulence in the capital and debt markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balances and mix of loans and deposits; changes in interest rates and real estate values; changes in loan collectability and increases in defaults and charge-off rates; decreases in the value of securities and other assets, adequacy of credit loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; failure to consummate or a delay in consummating the acquisition of Provident, including as a result of any failure to obtain the necessary regulatory approvals, or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; risks related to the Company’s pending acquisition of Provident and acquisitions generally, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; unforeseen integration issues or impairment of other intangibles; and the Company’s inability to achieve expected revenues, cost savings, synergies, and other benefits at levels or within the timeframes originally anticipated; changing government regulation; competitive pressures from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents, fraud, natural disasters, and future pandemics; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Form 10-K and updated by our Quarterly Report on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NB BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	September 30, 2025	June 30, 2025	September 30, 2024

Earnings data
Net interest income	$48,175	$47,007	$41,324
Noninterest income	3,551	4,178	1,265
Total revenue	51,726	51,185	42,589
Provision for credit losses	1,396	3,161	2,623
Noninterest expense	30,368	29,305	24,586
Pre-tax income	19,962	18,719	15,380
Net income	15,362	14,579	8,383
Operating net income (non-GAAP)	16,002	15,043	13,116
Operating noninterest expense (non-GAAP)	30,113	28,775	25,499

Per share data
Earnings per share, basic	$0.43	$0.39	$0.21
Earnings per share, diluted	0.43	0.39	0.21
Operating earnings per share, basic (non-GAAP)	0.45	0.40	0.33
Operating earnings per share, diluted (non-GAAP)	0.45	0.40	0.33
Book value per share	18.51	18.09	17.50
Tangible book value per share (non-GAAP)	18.48	18.06	17.48

Profitability
Return on average assets	1.16%	1.13%	0.68%
Operating return on average assets (non-GAAP)	1.20%	1.17%	1.07%
Return on average shareholders' equity	8.35%	7.84%	4.42%
Operating return on average shareholders' equity (non-GAAP)	8.70%	8.09%	6.91%
Net interest margin	3.78%	3.82%	3.51%
Cost of deposits	2.92%	3.00%	3.37%
Efficiency ratio	58.71%	57.25%	57.73%
Operating efficiency ratio (non-GAAP)	58.22%	56.22%	57.36%

Balance sheet, end of period
Total assets	$5,442,390	$5,226,554	$5,002,394
Total loans	4,716,129	4,541,175	4,249,074
Total deposits	4,565,664	4,268,052	4,042,654
Total shareholders' equity	737,034	737,122	747,449

Asset quality
Allowance for credit losses (ACL)	$43,052	$42,601	$37,605
ACL / Total non-performing loans (NPLs)	379.1%	341.4%	234.9%
Total NPLs / Total loans	0.24%	0.27%	0.38%
Annualized net (charge-offs) recoveries / Average total loans	(0.05)%	0.00%	(0.50)%

Capital ratios
Shareholders' equity / Total assets	13.54%	14.10%	14.94%
Tangible shareholders' equity / tangible assets (non-GAAP)	13.53%	14.09%	14.92%

NB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	As of			September 30, 2025 change from
	September 30, 2025	June 30, 2025	September 30, 2024	June 30, 2025		September 30, 2024
Assets
Cash and due from banks	$197,548	$157,112	$148,187	$40,436	25.7%	$49,361	33.3%
Federal funds sold	97,829	101,587	168,862	(3,758)	(3.7)%	(71,033)	(42.1)%
Total cash and cash equivalents	295,377	258,699	317,049	36,678	14.2%	(21,672)	(6.8)%

Available-for-sale securities, at fair value	231,023	235,408	202,541	(4,385)	(1.9)%	28,482	14.1%

Loans receivable, net of deferred fees	4,716,129	4,541,175	4,249,074	174,954	3.9%	467,055	11.0%
Allowance for credit losses	(43,052)	(42,601)	(37,605)	(451)	1.1%	(5,447)	14.5%
Net loans	4,673,077	4,498,574	4,211,469	174,503	3.9%	461,608	11.0%

Accrued interest receivable	21,074	20,386	18,671	688	3.4%	2,403	12.9%
Banking premises and equipment, net	33,842	34,289	34,802	(447)	(1.3)%	(960)	(2.8)%
Non-public investments	44,531	35,767	24,271	8,764	24.5%	20,260	83.5%
Bank-owned life insurance ("BOLI")	56,342	55,711	101,736	631	1.1%	(45,394)	(44.6)%
Prepaid expenses and other assets	58,481	58,075	74,387	406	0.7%	(15,906)	(21.4)%
Deferred income tax asset	28,643	29,645	17,468	(1,002)	(3.4)%	11,175	64.0%
Total assets	$5,442,390	$5,226,554	$5,002,394	$215,836	4.1%	$439,996	8.8%

Liabilities and shareholders' equity
Deposits
Core deposits	$4,176,991	$4,013,892	$3,712,904	$163,099	4.1%	$464,087	12.5%
Brokered deposits	388,673	254,160	329,750	134,513	52.9%	58,923	17.9%
Total deposits	4,565,664	4,268,052	4,042,654	297,612	7.0%	523,010	12.9%
Mortgagors' escrow accounts	4,543	4,117	4,401	426	10.3%	142	3.2%
FHLB borrowings	41,453	127,600	116,335	(86,147)	(67.5)%	(74,882)	(64.4)%
Accrued expenses and other liabilities	73,139	68,234	69,524	4,905	7.2%	3,615	5.2%
Accrued retirement liabilities	20,557	21,429	22,031	(872)	(4.1)%	(1,474)	(6.7)%
Total liabilities	4,705,356	4,489,432	4,254,945	215,924	4.8%	450,411	10.6%

Shareholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares
issued and outstanding	-	-	-	-	0.0%	-	0.0%
Common stock, $0.01 par value, 120,000,000 shares authorized; 39,826,446 issued and outstanding at September 30, 2025, 40,748,380 issued and outstanding at June 30, 2025
and 42,705,729 issued and outstanding at September 30, 2024	398	407	427	(9)	(2.2)%	(29)	(6.8)%
Additional paid-in capital	342,526	358,793	417,013	(16,267)	(4.5)%	(74,487)	(17.9)%
Unallocated common shares held by the Employee Stock Ownership Plan ("ESOP")	(43,049)	(43,643)	(45,407)	594	(1.4)%	2,358	(5.2)%
Retained earnings	440,281	427,707	382,561	12,574	2.9%	57,720	15.1%
Accumulated other comprehensive loss	(3,122)	(6,142)	(7,145)	3,020	(49.2)%	4,023	(56.3)%
Total shareholders' equity	737,034	737,122	747,449	(88)	0.0%	(10,415)	(1.4)%

Total liabilities and shareholders' equity	$5,442,390	$5,226,554	$5,002,394	$215,836	4.1%	$439,996	8.8%

NB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	For the Three Months Ended			Three Months Ended September 30, 2025 Change From Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	June 30, 2025		September 30, 2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$77,365	$74,719	$70,518	$2,646	3.5%	$6,847	9.7%
Interest on securities	2,253	2,307	1,768	(54)	(2.3)%	485	27.4%
Interest and dividends on cash equivalents and other	2,070	2,822	3,717	(752)	(26.6)%	(1,647)	(44.3)%
Total interest and dividend income	81,688	79,848	76,003	1,840	2.3%	5,685	7.5%

INTEREST EXPENSE
Interest on deposits	31,273	31,690	33,612	(417)	(1.3)%	(2,339)	(7.0)%
Interest on borrowings	2,240	1,151	1,067	1,089	94.6%	1,173	109.9%
Total interest expense	33,513	32,841	34,679	672	2.0%	(1,166)	(3.4)%

NET INTEREST INCOME	48,175	47,007	41,324	1,168	2.5%	6,851	16.6%

PROVISION FOR CREDIT LOSSES
Provision for credit losses - loans	1,041	4,244	4,997	(3,203)	(75.5)%	(3,956)	(79.2)%
Provision for (release of) credit losses - unfunded commitments	355	(1,083)	(2,374)	1,438	132.8%	2,729	(115.0)%
Total provision for credit losses	1,396	3,161	2,623	(1,765)	(55.8)%	(1,227)	(46.8)%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	46,779	43,846	38,701	2,933	6.7%	8,078	20.9%

NONINTEREST INCOME
Customer service fees	2,498	2,554	1,963	(56)	(2.2)%	535	27.3%
Increase in cash surrender value of BOLI	631	787	414	(156)	(19.8)%	217	52.4%
Mortgage banking income	193	141	367	52	36.9%	(174)	(47.4)%
Swap contract income	208	524	375	(316)	(60.3)%	(167)	(44.5)%
Loss on sale of available-for-sale securities, net	-	-	(1,868)	-	100.0%	1,868	(100.0)%
Other income	21	172	14	(151)	(87.8)%	7	50.0%
Total noninterest income	3,551	4,178	1,265	(627)	(15.0)%	2,286	180.7%

NONINTEREST EXPENSE
Salaries and employee benefits	18,641	18,567	17,202	74	0.4%	1,439	8.4%
Director and professional service fees	2,920	2,943	1,995	(23)	(0.8)%	925	46.4%
Occupancy and equipment expenses	1,559	1,465	1,394	94	6.4%	165	11.8%
Data processing expenses	2,911	2,493	2,226	418	16.8%	685	30.8%
Marketing and charitable contribution expenses	949	954	842	(5)	(0.5)%	107	12.7%
FDIC and state insurance assessments	928	883	812	45	5.1%	116	14.3%
Merger and acquisition expenses	994	530	-	464	87.5%	994	0.0%
General and administrative expenses	1,466	1,470	115	(4)	(0.3)%	1,351	1174.8%
Total noninterest expense	30,368	29,305	24,586	1,063	3.6%	5,782	23.5%

INCOME BEFORE TAXES	19,962	18,719	15,380	1,243	6.6%	4,582	29.8%

INCOME TAX EXPENSE	4,600	4,140	6,997	460	11.1%	(2,397)	(34.3)%

NET INCOME	$15,362	$14,579	$8,383	$783	5.4%	$6,979	83.3%

Weighted average common shares outstanding, basic	35,372,205	37,191,460	39,289,271	(1,819,255)	(4.9)%	(3,917,066)	(10.0)%
Weighted average common shares outstanding, diluted	35,579,456	37,550,409	39,289,271	(1,970,953)	(5.2)%	(3,709,815)	(9.4)%
Earnings per share, basic	$0.43	$0.39	$0.21	$0.04	10.3%	$0.22	104.8%
Earnings per share, diluted	$0.43	$0.39	$0.21	$0.04	10.3%	$0.22	104.8%

NB BANCORP, INC.

AVERAGE BALANCES, INTEREST EARNED/PAID & AVERAGE YIELDS

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average			Average			Average
	Outstanding		Average	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)
Interest-earning assets:
Loans	$4,612,837	$77,365	6.65%	$4,479,682	$74,719	6.69%	$4,188,504	$70,518	6.70%
Securities	236,187	2,253	3.78%	232,812	2,307	3.97%	204,273	1,768	3.44%
Other investments (5)	32,510	223	2.72%	28,450	605	8.53%	26,239	223	3.38%
Short-term investments (5)	176,884	1,847	4.14%	199,271	2,217	4.46%	264,394	3,494	5.26%
Total interest-earning assets	5,058,418	81,688	6.41%	4,940,215	79,848	6.48%	4,683,410	76,003	6.46%
Non-interest-earning assets	256,763			277,787			245,138
Allowance for credit losses	(42,746)			(39,931)			(38,495)
Total assets	$5,272,435			$5,178,071			$4,890,053

Interest-bearing liabilities:
Savings accounts	$121,704	181	0.59%	$119,736	134	0.45%	$112,347	15	0.05%
NOW accounts	467,761	1,365	1.16%	469,473	1,227	1.05%	474,697	1,361	1.14%
Money market accounts	1,119,539	9,363	3.32%	1,090,163	9,094	3.35%	877,218	7,762	3.52%
Certificates of deposit and individual retirement accounts	1,933,665	20,364	4.18%	1,964,678	21,235	4.34%	1,940,992	24,474	5.02%
Total interest-bearing deposits	3,642,669	31,273	3.41%	3,644,050	31,690	3.49%	3,405,254	33,612	3.93%
FHLB and FRB advances	199,852	2,240	4.45%	103,406	1,151	4.46%	85,156	1,067	4.98%
Total interest-bearing liabilities	3,842,521	33,513	3.46%	3,747,456	32,841	3.52%	3,490,410	34,679	3.95%
Non-interest-bearing deposits	604,631			591,873			566,353
Other non-interest-bearing liabilities	95,304			93,072			78,681
Total liabilities	4,542,456			4,432,401			4,135,444
Shareholders' equity	729,979			745,670			754,609
Total liabilities and shareholders' equity	$5,272,435			$5,178,071			$4,890,053
Net interest income		$48,175			$47,007			$41,324
Net interest rate spread (1)			2.95%			2.96%			2.51%
Net interest-earning assets (2)	$1,215,897			$1,192,759			$1,193,000
Net interest margin (3)			3.78%			3.82%			3.51%

Average interest-earning assets to interest-bearing liabilities	131.64%			131.83%			134.18%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average total interest-earning assets.

(4) Annualized.

(5) Other investments are comprised of FRB stock, FHLB stock and swap collateral accounts. Short-term investments are comprised of cash and cash equivalents.

NB BANCORP, INC.

COMMERCIAL REAL ESTATE BY COLLATERAL TYPE

(Unaudited)

(Dollars in thousands)

	September 30, 2025
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$430,428	$430,428	23%
Cannabis Facility	254,735	9,168	263,903	14%
Hospitality	36,173	211,342	247,515	13%
Office	25,257	169,408	194,665	11%
Industrial	77,488	114,887	192,375	10%
Mixed-Use	8,015	160,451	168,466	9%
Special Purpose	80,910	56,766	137,676	7%
Retail	38,621	86,339	124,960	7%
Other	38,605	81,510	120,115	6%
Total commercial real estate	$559,804	$1,320,299	$1,880,103	100%

	Change From June 30, 2025				Change From September 30, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$113,683	$113,683	36%	$—	$157,867	$157,867	58%
Cannabis Facility	(1,022)	(5,930)	(6,952)	(3)%	(47,196)	(6,166)	(53,362)	(17)%
Hospitality	36,173	39,183	75,356	44%	36,118	54,315	90,433	58%
Office	(900)	3,609	2,709	1%	(5,627)	(8,206)	(13,833)	(7)%
Industrial	(9,303)	(343)	(9,646)	(5)%	(32,603)	61,702	29,099	18%
Mixed-Use	372	73	445	0%	(494)	96,400	95,906	132%
Special Purpose	2,790	(211)	2,579	2%	(926)	2,334	1,408	1%
Retail	(933)	(504)	(1,437)	(1)%	13,477	(4,314)	9,163	8%
Other	(1,215)	14,431	13,216	12%	(4,033)	14,940	10,907	10%
Total commercial real estate	$25,962	$163,991	$189,953	11%	$(41,284)	$368,872	$327,588	21%

	June 30, 2025				September 30, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$316,745	$316,745	19%	$—	272,561	$272,561	18%
Cannabis Facility	255,757	15,098	270,855	16%	301,931	$15,334	317,265	20%
Hospitality	—	172,159	172,159	10%	55	157,027	157,082	10%
Office	26,157	165,799	191,956	12%	30,884	177,614	208,498	13%
Industrial	86,791	115,230	202,021	12%	110,091	53,185	163,276	11%
Mixed-Use	7,643	160,378	168,021	10%	8,509	64,051	72,560	5%
Special Purpose	78,120	56,977	135,097	8%	81,836	54,432	136,268	9%
Retail	39,554	86,843	126,397	7%	25,144	90,653	115,797	7%
Other	39,820	67,079	106,899	6%	42,638	66,570	109,208	7%
Total commercial real estate	$533,842	$1,156,308	$1,690,150	100%	$601,088	$951,427	$1,552,515	100%

NB BANCORP, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024

Net income (GAAP)	$15,362	$14,579	$8,383

Add (Subtract):
Adjustments to net income:
Defined benefit pension termination refund	(739)	-	-
State tax expense - voluntary disclosure agreements	561	-	-
Income tax expense on solar tax credit investment basis reduction	-	-	2,503
BOLI surrender tax and modified endowment contract penalty	-	64	1,552
Losses on sales of securities available for sale, net	-	-	1,868
Merger and acquisition expenses	994	530	-
Adjustment for adoption of ASU 2023-02	-	-	(913)
Total adjustments to net income	$816	$594	$5,010
Less net tax benefit associated with pre-tax non-GAAP adjustments to net income	176	130	277
Non-GAAP adjustments, net of tax	640	464	4,733
Operating net income (non-GAAP)	$16,002	$15,043	$13,116
Weighted average common shares outstanding, basic	35,372,205	37,191,460	39,289,271
Weighted average common shares outstanding, diluted	35,579,456	37,550,409	39,289,271
Operating earnings per share, basic (non-GAAP)	$0.45	$0.40	$0.33
Operating earnings per share, diluted (non-GAAP)	$0.45	$0.40	$0.33

Noninterest expense (GAAP)	$30,368	$29,305	$24,586

Subtract (Add):
Noninterest expense components:
Defined benefit pension termination refund	$(739)	$-	$-
Merger and acquisition expenses	994	530	-
Adjustment for adoption of ASU 2023-02	-	-	(913)
Total impact of non-GAAP noninterest expense adjustments	$255	$530	$(913)
Noninterest expense on an operating basis (non-GAAP)	$30,113	$28,775	$25,499

Noninterest income (GAAP)	$3,551	$4,178	$1,265

Subtract (Add):
Noninterest income components:
Losses on sales of securities available for sale, net	-	-	(1,868)
Total impact of non-GAAP noninterest income adjustments	$-	$-	$(1,868)
Noninterest income on an operating basis (non-GAAP)	$3,551	$4,178	$3,133

Operating net income (non-GAAP)	$16,002	$15,043	$13,116
Average assets	5,272,435	5,178,071	4,890,053
Operating return on average assets (non-GAAP)	1.20%	1.17%	1.07%
Average shareholders’ equity	$729,979	$745,670	$754,609
Operating return on average shareholders' equity (non-GAAP)	8.70%	8.09%	6.91%

Noninterest expense on an operating basis (non-GAAP)	$30,113	$28,775	$25,499
Total revenue (net interest income plus total noninterest income)	51,726	51,185	44,457
Operating efficiency ratio (non-GAAP)	58.22%	56.22%	57.36%

Income tax expense (GAAP)	$4,600	$4,140	$6,997

Subtract (Add):
State tax expense - voluntary disclosure agreements	561	-	-
Income tax expense on solar tax credit investment basis reduction	-	-	2,503
BOLI surrender tax and modified endowment contract penalty	-	64	1,552
Total impact of non-GAAP income tax expense adjustments	$561	$64	$4,055
Income tax expense on an operating basis (non-GAAP)	$4,039	$4,076	$2,942

Operating effective tax rate (non-GAAP)	20.2%	21.8%	19.1%

	As of
	September 30, 2025	June 30, 2025	September 30, 2024

Total shareholders’ equity (GAAP)	$737,034	$737,122	$747,449
Subtract:
Intangible assets (core deposit intangible)	967	1,005	1,116
Total tangible shareholders’ equity (non-GAAP)	736,067	736,117	746,333

Total assets (GAAP)	5,442,390	5,226,554	5,002,394
Subtract:
Intangible assets (core deposit intangible)	967	1,005	1,116
Total tangible assets (non-GAAP)	$5,441,423	$5,225,549	$5,001,278
Tangible shareholders' equity / tangible assets (non-GAAP)	13.53%	14.09%	14.92%
Total common shares outstanding	39,826,446	40,748,380	42,705,729
Tangible book value per share (non-GAAP)	$18.48	$18.06	$17.48

NB BANCORP, INC.

ASSET QUALITY – NON-PERFORMING ASSETS (1)

(Unaudited)

(Dollars in thousands)

	September 30, 2025	June 30, 2025	September 30, 2024
Real estate loans:
One-to-four-family residential	$2,771	$3,030	$5,070
Home equity	1,001	1,368	1,060
Commercial real estate	809	1,984	3,030
Construction and land development	10	10	10
Commercial and industrial	4,686	4,558	4,743
Consumer	2,080	1,528	2,099
Total	$11,357	$12,478	$16,012

Total non-performing loans to total loans	0.24%	0.27%	0.38%
Total non-performing assets to total assets	0.21%	0.24%	0.32%

(1) Non-performing loans and assets are comprised of non-accrual loans

NB BANCORP, INC.

ASSET QUALITY – PROVISION, ALLOWANCE, AND NET (CHARGE-OFFS) RECOVERIES

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Allowance for credit losses at beginning of the period	$42,601	$38,338	$37,857

Provision for credit losses	1,041	4,244	4,997

Charge-offs:
Consumer	693	1,190	1,305
Commercial real estate	—	—	4,000
Total charge-offs	693	1,190	5,305

Recoveries of loans previously charged off:
Commercial and industrial	12	12	12
Commercial real estate	—	923	—
Consumer	91	274	44
Total recoveries	103	1,209	56

Net (charge-offs) recoveries	(590)	19	(5,249)

Allowance for credit losses at end of the period	$43,052	$42,601	$37,605

Allowance to non-performing loans	379%	341%	234.9%
Allowance to total loans outstanding at the end of the period	0.91%	0.94%	0.89%
Annualized net (charge-offs) recoveries to average loans outstanding during the period	(0.05)%	0.00%	(0.50)%